EXHIBIT 10.15








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                                 POOL SUPPLEMENT
                BANK OF AMERICA, N.A. (BAGEL & TERI ALTERNATIVE)


         This Pool Supplement (the "SUPPLEMENT") is entered into pursuant to and forms a part of that certain Note Purchase Agreement (the "AGREEMENT") dated as of April 30, 2001, as amended or supplemented from the date of execution of the Agreement through the date of this Supplement, by and between The First Marblehead Corporation and Bank of America, N.A. (the "PROGRAM LENDER"). This Supplement is dated as of June 10, 2004. Capitalized terms used in this Supplement without definitions have the meanings set forth in the Agreement.

         ARTICLE 1:  PURCHASE AND SALE.

         In consideration of the Minimum Purchase Price set forth in SCHEDULE 1 attached hereto, the Program Lender hereby transfers, sells, sets over and assigns to The National Collegiate Funding LLC (the "DEPOSITOR"), upon the terms and conditions set forth in the Agreement (which are incorporated herein by reference with the same force and effect as if set forth in full herein), each Bank of America Conforming Loan described in the attached SCHEDULE 2 (the "TRANSFERRED BANK OF AMERICA LOANS") along with all of the Program Lender's rights under the Guaranty Agreement relating to the Transferred Bank of America Loans. The Depositor in turn will sell the Transferred Bank of America Loans to The National Collegiate Student Loan Trust 2004-1 (the "TRUST"). The Program Lender hereby transfers and delivers to the Depositor each Bank of America Note evidencing such Bank of America Conforming Loan and all Origination Records relating thereto, in accordance with the terms of the Agreement. The Depositor hereby purchases said Bank of America Notes on said terms and conditions.

         ARTICLE 2:  PRICE.

         The amounts paid pursuant to this Supplement are the Minimum Purchase Price for the Transferred Bank of America Loans. "Minimum Purchase Price" shall mean the sum of the following amounts with respect to each of the Seasoned Loans to be purchased:

         (a) The unpaid principal amount of the Seasoned Loans in question including, without limitation, any financed fees and capitalized interest; plus

         (b) All accrued and unpaid interest on such Seasoned Loans, in accordance with the terms of the Bank of America Notes, excluding any capitalized interest already included in principal; plus

         (c) With respect to Seasoned Loans as to which no financed fee was added to the principal amount, the amount of any guaranty fee paid by the Program Lender to The Education Resources Institute, Inc. ("TERI") (except that for Generic Creditready Medical loans and the loans to graduate and professional students at the College of William and Mary, no such amount shall be paid to the Program Lender for fees paid under columns 4 and 5 of Exhibit K to the Guaranty Agreement, as amended). If the terms of the Guaranty Agreement call for any Guaranty Fees to be paid to TERI or to the Agent concurrent with the Securitization Transaction, the Program Lender may elect either: (i) to pay the


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                  fees and be reimbursed under this clause, or (ii) for the
                  Depositor or the Trust to pay the fees directly; plus

         (d) A partial reimbursement for servicing costs incurred and paid by the Program Lender with respect to Seasoned Loans described in subsection (b) of the definition of "Seasoned Loans" other than Bank of America TERI Program Loans, such reimbursement to equal one-third of the cost of servicing from the Purchase Date of the first Securitization Transaction that occurs after such loan is first disbursed until the Purchase Date when such loan is sold to the Depositor.


         ARTICLE 3:  REPRESENTATIONS AND WARRANTIES.

         3.01. BY PROGRAM LENDER.

         The Program Lender repeats the representations and warranties contained in Section 5.02 of the Agreement for the benefit of each of the Depositor and the Trust and confirms the same are true and correct as of the date hereof with respect to the Agreement and to this Supplement.

         3.02. BY DEPOSITOR.

         The Depositor hereby represents and warrants to the Program Lender that at the date of execution and delivery of this Supplement by the Depositor:

         (a) The Depositor is duly organized and validly existing as a limited liability company under the laws of the State of Delaware with the due power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire and own the Transferred Bank of America Loans.

         (b) The Depositor is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

         (c) The Depositor has the power and authority to execute and deliver this Supplement and to carry out its respective terms; the Depositor has the power and authority to purchase the Transferred Bank of America Loans and rights relating thereto as provided herein from the Program Lender, and the Depositor has duly authorized such purchase from the Program Lender by all necessary action; and the execution, delivery and performance of this Supplement has been duly authorized by the Depositor by all necessary action on the part of the Depositor.

         (d) This Supplement, together with the Agreement of which this Supplement forms a part, constitutes a legal, valid and binding obligation of the Depositor, enforceable in accordance with its terms.

         (e) The consummation of the transactions contemplated by the Agreement and this Supplement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a



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default under, the governing instruments of the Depositor or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; or violate any law or any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

         (f) There are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (i) asserting the invalidity of the Agreement or this Supplement, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Agreement or this Supplement, or (iii) seeking any determination or ruling that is likely to materially or adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of the Agreement or this Supplement.

         ARTICLE 4:  CROSS RECEIPT.

         The Program Lender hereby acknowledges receipt of the Minimum Purchase Price. The Depositor hereby acknowledges receipt of the Transferred Bank of America Loans.

         ARTICLE 5:  ASSIGNMENT OF ORIGINATION, GUARANTY AND SERVICING RIGHTS.

         The Program Lender hereby assigns and sets over to the Depositor any claims it may now or hereafter have under the Guaranty Agreement, the Origination Agreement and the Servicing Agreement to the extent the same relate to the Transferred Bank of America Loans described in SCHEDULE 2, other than any right to obtain servicing after the date hereof. It is the intent of this provision to vest in the Depositor any claim of the Program Lender relating to defects in origination, guaranty or servicing of the loans purchased hereunder in order to permit the Depositor to assert such claims directly and obviate any need to make the same claims against the Program Lender under this Supplement.






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         IN WITNESS WHEREOF, the parties have caused this Supplement to be executed as of the date set forth above.

                                           THE FIRST MARBLEHEAD CORPORATION



                                           By: /s/ John A. Hupalo
                                               ---------------------------------
                                                Name: John A. Hupalo
                                                Title: Executive Vice President



                                           BANK OF AMERICA, N.A.



                                           By: /s/ K L. Cannon
                                               ---------------------------------
                                                K L. Cannon
                                                Senior Vice President



                                           THE NATIONAL COLLEGIATE FUNDING LLC

                                           By:  GATE Holdings, Inc., Member



                                                By: /s/ Bruce F. Lefenfeld
                                                    ----------------------------
                                                    Name: Bruce F. Lefenfeld
                                                    Title: Vice President





                                         BANK OF AMERICA (BAGEL) POOL SUPPLEMENT

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                                   Schedule 1

                             Minimum Purchase Price

                                      [**]








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                                   Schedule 2

                        Bank of America Conforming Loans

                      [On File with the Indenture Trustee]